NewsLine
November 25, 2024
TO ALL MEMBERS:

2024 BOARD OF DIRECTORS ELECTION RESULTS:
FOUR DIRECTORS ELECTED TO FOUR-YEAR TERMS;
NANCY E. URIDIL ELECTED BOARD CHAIR

We are pleased to announce the results of the 2024 FHLB Cincinnati Board of Directors (Board) election. In this election, two Ohio Member Directors and two at-large Independent Directors were elected to the Board. From Ohio, James J. Vance and Brady T. Burt were both reelected. Kristin H. Darby, Nashville, Tennessee, and Susan E. Collins, Apison, Tennessee, were reelected and newly elected, respectively, to serve as Independent Directors. All four directors will serve four-year terms commencing January 1, 2025, and expiring December 31, 2028.

OHIO MEMBER DIRECTOR ELECTION RESULTS
In the Ohio Member Director election, four candidates ran for two open seats. The candidates receiving the highest number of votes were elected to the Board. The election results are provided below.

Number of eligible Ohio voting members: 298
Total eligible voting shares to be cast per candidate: 6,582,003

James J. Vance (Elected)
Senior Vice President, Western-Southern Life Assurance Co., Cincinnati
Total voting shares received: 2,820,013

Brady T. Burt (Elected)
Chief Financial Officer, Park National Bank, Newark
Total voting shares received: 2,435,310

John S. Gulas
President & CEO, Community Savings, Caldwell
Total votes received: 881,278

Christine Blake
President & CEO, Cardinal Credit Union, Mentor
Total votes received: 751,401

BUILDING STRONGER COMMUNITIES

Director Election
November 25, 2024

INDEPENDENT DIRECTOR ELECTION RESULTS

In the at-large election of the Independent Directors, the Board nominate Kristin H. Darby, an incumbent, and Susan E. Collins to run for the open seats. Ms. Darby and Ms. Collins exceeded the 20 percent minimum regulatory requirement of voting shares eligible to be cast and are thereby elected to the Board.

Number of eligible voting members: 609
Total eligible voting shares to be cast per candidate: 9,294,611

Kristin H. Darby (elected)
Chief Information Officer, HarmonyCares, Nashville, Tenn.
Total voting shares received: 3,921,169
Percent of voting shares eligible to be cast: 42.2%

Susan E. Collins (elected)
Retired Executive Vice President, Chief Human Resources Officer and
Chief Administrative Officer, Tennessee Valley Authority, Apison, Tenn.
Total voting shares received: 3,480,642
Percent of voting shares eligible to be cast: 37.4%

The Board ratified election results and took additional action to elect Nancy E. Uridil, Retired Global CPG Executive, Avon Lake, Ohio, to serve as Chair of the Board. Her two-year term commences January 1, 2025, and expires December 31, 2026.

On behalf of the Board and staff, I would like to thank our members for participating in the director election and would also like to congratulate our newly elected and returning Directors.

Andrew S. Howell
President and CEO